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                                                                    EXHIBIT 10.1

                            HOTEL PURCHASE AGREEMENT

          This Hotel Purchase Agreement (this "AGREEMENT") is made as of May 7, 2006, between Boykin Marco LLC, a Delaware limited liability company (the "SELLER"), and Marriott Ownership Resorts, Inc., a Delaware corporation (the "BUYER").

                                    RECITALS:

          A. Seller is the owner in fee simple of the real property described on Exhibit A-1(1) (the "REAL PROPERTY");

          B. Seller leases the Hotel to Marco Leasing LLC ("LESSEE"), pursuant to a Percentage Lease Agreement (the "PERCENTAGE LEASE"), dated as of August 25, 2003;

          C. The hotel described on Exhibit A-2 (the "HOTEL") is situated on the Real Property;

          D. Seller's Manager (defined below) operates a hotel, meeting, and food and beverage service business at the Hotel (the "HOTEL BUSINESS");

          E. The Hotel is managed by Boykin Management Company Limited Liability Company (the "SELLER'S MANAGER"); pursuant to the terms and conditions of a Management Agreement (the "MANAGEMENT AGREEMENT"), dated August 25, 2003, between Lessee and Seller's Manager.

          F. The Hotel is operated pursuant to a License Agreement (the "FRANCHISE AGREEMENT") dated as of August 29, 2003, with Radisson Hotels International, Inc.

          G. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Real Property, all improvements located thereon, including, without limitation, the Hotel and substantially all of the assets of the Seller that are used in the operation of the Hotel.

          NOW, THEREFORE, based on the mutual promises of the parties contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

     SECTION 1. PURCHASE AND SALE OF THE PROPERTY.

          1.1. DESCRIPTION OF ASSETS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereafter defined), Seller shall convey, sell, transfer, assign and deliver to Buyer and Buyer shall purchase and take from Seller, all right, title and interest of Seller in and to all of the assets, properties, rights (contractual or otherwise) and business of Seller relating to the Hotel (other than the Excluded Assets, as hereafter defined), including, without limitation, the following:

----------
(1) Each reference in this Agreement to an Exhibit or Schedule shall mean an Exhibit or Schedule attached to this Agreement and incorporated into this Agreement by such reference.

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               (a) The Real Property, along with all appurtenant rights,
easements, rights of way and privileges relating thereto and all improvements on or relating to the Real Property, including, but not limited to, the Hotel;

               (b) All fixtures, furniture, furnishings, fittings, equipment, signage, machinery, appliances, vehicles and other articles of personal property (together with all warranties relating thereto to the extent such warranties are transferrable) located on the Real Property or in the Hotel as of the date of this Agreement and used or usable in connection with any present or future occupation or operation of all or any part of the Hotel (the "FIXTURES AND TANGIBLE PERSONAL PROPERTY");

               (c) All food and beverages in open and unopened boxes, engineering, maintenance and housekeeping supplies (including, without limitation, soap and cleaning materials, fuel, and materials in open and unopened boxes), stationery and printed items and supplies in open and unopened boxes, and other supplies of all kinds in open and unopened boxes, all of which are unused or held in reserve storage for future use in connection with the maintenance and operation of the Hotel (the "CONSUMABLES");

               (d) All china, glassware, linens and silverware used or held in reserve storage at the Hotel for future use in connection with the operation of the Hotel, which are on hand on the date hereof, subject to such depletion and restocking as shall be made in the normal course of business after the date hereof (the "OPERATING EQUIPMENT");

               (e) Those contracts, agreements, contract rights (including warranties, to the extent transferable), license agreements, franchise rights and agreements to which Seller is a party and used in conducting the business and operations of the Hotel that are listed on Schedule 1.1(e) (the "CONTRACTS");

               (f) All licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other governmental agency or body held by Seller and used in conducting the business and operations of the Hotel (to the extent the same are transferable) (the "PERMITS"), including, without limitation, the Permits listed on Schedule 1.1(f);

               (g) All trademarks, trade names, names, service marks, symbols, logos, franchise agreements, franchises, telephone and facsimile numbers and internet domain addresses used in conducting the business and operations of the Hotel, which Seller has the right to use and which are transferable;

               (h) All advance reservations (including deposits) existing as of close of business on the day preceding the Closing;

               (i) All guest lists, customer files, group files, sales records, sales literature and brochures and other written marketing materials used in conducting the business and operations of the Hotel;

               (j) All books of original financial entry, internal accounting documents and records, including electronic data, books of account, files, correspondence and other records used or generated by Seller in conducting the business and operations of the Hotel, and all blueprints, engineering reports and studies and environmental reports and studies relating to the Hotel;

               (k) Those leases, subleases and other occupancy agreements, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Real Property or the Hotel that are listed on
Schedule 1.1(k) (the "TENANT LEASES"); and

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               (l) Those leases of equipment or other tangible personal property used in conducting the business and operations of the Hotel that are listed on
Schedule 1.1(l) (the "PERSONAL PROPERTY LEASES").

          All of the assets, properties, rights (contractual and otherwise) and business to be conveyed, sold, transferred, assigned and delivered to Buyer pursuant to this Section 1.1 are hereafter collectively referred to as the "PURCHASED ASSETS". There shall be excluded from the assets, properties, rights (contractual and otherwise) and business to be conveyed, sold, transferred, assigned and delivered to Buyer pursuant to this Section 1.1 those items set forth on Schedule 1.1(z) (the "EXCLUDED ASSETS"). Except as set forth in this Agreement, including, without limitation, Section 7.4 hereof, the Purchased Assets shall be delivered unencumbered, free of liens, charges and impositions.

     1.2. NON-ASSIGNMENT OF CERTAIN PURCHASED ASSETS. To the extent that the assignment hereunder of any of the Contracts, any of the Tenant Leases or any of the Personal Property Leases shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution in value thereof. Seller and Buyer shall use commercially reasonable efforts to obtain any such required consent. If such consent is not obtained, Seller shall cooperate with Buyer, with no additional out-of-pocket expense or liability to Seller, in any commercially reasonable arrangement designed to provide for Buyer the benefits of any such Contract, Tenant Lease or Personal Property Lease, including, without limitation, enforcement, for the account and benefit of Buyer, of any and all rights of Seller against any other person with respect thereto. Notwithstanding the foregoing, Buyer shall assume all liabilities under such Contracts, Tenant Leases and Personal Property Leases to the extent set forth in Section 2.1 below.

     1.3 TERMINATION OF CONTRACTS. Notwithstanding anything to the contrary contained herein, Buyer may, at its option, elect not to assume one or more of the Contracts, Tenant Leases and Personal Property Leases by delivering written notice identifying the Contracts Buyer does not desire to assume at least thirty two (32) days prior to the Closing Date (the ("REJECTED CONTRACTS"). If Buyer timely delivers any such notice, (a) the Contracts assumed at Closing shall not include the Rejected Contracts, (b) Buyer shall have no obligation in respect of the Rejected Contracts, and (c) Seller shall retain all liabilities arising thereunder.

     SECTION 2. LIABILITIES ASSUMED.

          2.1. ASSUMPTION OF CERTAIN LIABILITIES. Buyer shall assume and be responsible for the timely satisfaction or performance, as the case may be, of all liabilities or obligations arising under the Purchased Assets (including, without limitation, all liabilities and obligations under all Contracts, Tenant Leases and Personal Property Leases other than the Rejected Contracts) to the extent such liabilities or obligations arise or are incurred and are first required to be performed after the Closing Date (collectively, the "ASSUMED LIABILITIES").

          2.2. LIABILITIES NOT ASSUMED. With the exception of the Assumed Liabilities and as otherwise stated herein, Buyer shall not by execution and performance of this Agreement or otherwise, assume or otherwise be responsible for any liability or obligation of any nature of Seller or claims of such liability or obligation, whether arising out of occurrences prior to, at, or after the date hereof, including, without limitation, any Community Obligations (as defined in Section 7.11) (collectively, the "RETAINED LIABILITIES").

     SECTION 3.

          3.1 PURCHASE PRICE. The purchase price for the Purchased Assets shall be Fifty Eight Million Dollars ($58,000,000), plus or minus the adjustments and prorations called for in this Agreement (the "PURCHASE PRICE").

          3.2 ALLOCATION OF PURCHASE PRICE. Seller and Buyer shall negotiate in good faith to agree upon a Purchase Price allocation prior to Closing. Each of Buyer and Seller agree that it will file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such agreed allocation, if any.

     SECTION 4. DEPOSIT AND PAYMENT OF PURCHASE PRICE; DUE DILIGENCE PERIOD.

          4.1 DEPOSIT. On May 8, 2006, Buyer shall deposit the sum of Three Million Dollars ($3,000,000) (the "INITIAL DEPOSIT") in an escrow account established at the offices of Fidelity National Title Insurance Company, Cleveland, Ohio (the "ESCROW AGENT") prior to 5:00 p.m. EDT. Thereafter, on May 25, 2006, Buyer shall deposit the additional sum of Three Million Dollars ($3,000,000) with the Escrow Agent (the "ADDITIONAL DEPOSIT"). The Initial Deposit and the Additional Deposit are hereinafter together referred to as the "EARNEST MONEY DEPOSIT"). The Earnest Money Deposit shall be invested in an interest-bearing account reasonably acceptable to both parties and shall be held by the Escrow Agent on the terms and subject to the conditions of this Agreement. If there is a conflict between the provisions of this Agreement and the terms of any applicable escrow agreement, the provisions of this Agreement shall govern. If this transaction is consummated, the Earnest Money Deposit (together with any interest earned thereon) shall be applied against the Purchase Price as a credit to the Buyer. Except as otherwise specifically provided in this Agreement, including, without limitation, Section 12.2, the Initial Deposit and the Additional Deposit shall become non-refundable at 5:00 p.m. EDT on the date required to be made hereunder. Notwithstanding anything to the contrary set forth in this Agreement, if Buyer fails to deposit the Initial Deposit as contemplated by the first sentence of this Section 4.1, this Agreement shall automatically terminate and be of no further force and effect, provided that, notwithstanding any termination pursuant to this sentence, Buyer agrees, and shall be unconditionally liable, to immediately thereafter pay to Seller an amount equal to the Initial Deposit.

          4.2 PAYMENT. On the terms and subject to the conditions of this Agreement, Buyer shall on the Closing Date pay to Seller in immediately available funds the Purchase Price, less the amount of the Earnest Money Deposit applied against the Purchase Price, plus or minus the other adjustments and prorations called for in this Agreement. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to an account designated in writing by Seller.

          4.3 DUE DILIGENCE PERIOD. During a period commencing on the date hereof and expiring at 5:00 p.m. EDT on May 12, 2006 (the "DUE DILIGENCE PERIOD"), Buyer may conduct such due diligence, studies, tests and inspections of the Purchased Assets as Buyer deems appropriate. At any time prior to expiration of the Due Diligence Period, Buyer may notify Seller and the Escrow Agent of Buyer's intention not to proceed with this transaction and upon receipt of such notice, this Agreement shall thereafter be null and void and of no further force or effect (other than provisions that by their terms expressly survive any termination of this Agreement), provided that upon delivery of notice of termination pursuant to this Section 4.3, Buyer shall forfeit its right to the Earnest Money Deposit, or such portion thereof previously paid to the Escrow Agent, and the Escrow Agent shall promptly deliver such portion of the Earnest Money Deposit to Seller.

          4.4 FRANCHISE AGREEMENT AND PERCENTAGE LEASE. Effective as of Closing, Seller shall terminate the Franchise Agreement and Percentage Lease and pay any and all damages, fees, costs and expenses associated with the termination thereof.

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     SECTION 5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

          5.1 ORGANIZATION OF SELLER. Seller is a limited liability company validly existing and in full force and effect under the laws of the State of Delaware.

          5.2 AUTHORITY. Seller has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Seller pursuant to this Agreement and to perform all obligations arising under this Agreement and under such other documents. Seller's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on the part of Seller and this Agreement has been duly executed and delivered by Seller. This Agreement and such other documents, when executed and delivered, will each constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

          5.3 LIST OF LEASES, CONTRACTS, PERSONNEL DATA, ETC. To Seller's knowledge (as defined in Section 14.10 hereof), the Schedules listed below list all material items within the term or description of each such Schedule. True, correct and complete copies of the Schedules listed below have been or will be delivered to Buyer within two (2) business days following execution of this Agreement and true, correct and complete copies of the documents referred to in the Schedules or related to the Schedules listed below have been furnished or made available to Buyer (or, if not previously furnished or made available, will promptly be furnished to or made available to Buyer upon Buyer's request).

Schedules         Description
---------         -----------
Schedule 1.1(e)   Contracts
Schedule 1.1(f)   Permits
Schedule 1.1(k)   Tenant Leases
Schedule 1.1(l)   Personal Property Leases
Schedule 1.1(z)   Excluded Assets
Schedule 5.6      Litigation
Schedule 5.7      Compliance with Laws
Schedule 5.8      Labor Matters
Schedule 5.9      Contract Compliance
Schedule 5.10     Tenant Lease Compliance
Schedule 5.14     Recapture Agreements
Schedule 5.15     Roadwork and Access

          5.4 FINANCIAL STATEMENTS. The financial statements attached as Exhibit B, which have been furnished previously to Buyer by Seller are to Seller's knowledge (as defined in Section 14.10) true, correct and complete in all material respects, have been prepared from and are in accordance with the books and records relating to the Hotel in substantial conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, conform substantially to the

Uniform System of Accounts For Hotels and fairly present the financial condition of the Hotel as at the dates stated and the results of operations for the periods then ended (collectively, the "FINANCIAL STATEMENTS").

          5.5 TAXES. All income, property, business, occupation, sales, use and other similar taxes imposed with respect to the Hotel, or the operation thereof, which are due and payable by Seller have been paid in full or are current and Seller has not received any written notice that any such tax is overdue or has not been paid. Seller has duly filed all federal, state and local tax returns and tax reports required to be filed by it, all such returns and reports are true and correct in all material respects and all taxes and other charges arising under such returns and reports have been fully paid or will be timely paid.

          5.6 LITIGATION. To Seller's knowledge, except as disclosed in Schedule 5.6, there are no claims, actions, suits or proceedings (collectively, "LITIGATION") pending or threatened against or affecting the Hotel or the Purchased Assets before any federal, state or local court or other governmental or quasi-governmental agency, body, board, commission or entity (collectively, "GOVERNMENTAL AUTHORITIES") that, if decided adversely against Seller, would have a materially adverse effect on the Hotel or the Purchased Assets. To Seller's knowledge, Seller is not subject to or in default with respect to any judgment, order, writ, injunction or decree of any Governmental Authority affecting the Hotel or the Purchased Assets.

          5.7 COMPLIANCE WITH LAWS. Except as disclosed in Schedule 5.7, as of the Effective Date, Seller has not received any written notice from any Governmental Authority that it is in non-compliance with any law, ordinance, regulation or order applicable to the business and operations of the Hotel, except to the extent that non-compliance would not have a material adverse effect on the financial condition or operations of the Hotel.

          5.8 LABOR MATTERS. To Seller's knowledge, Seller has complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employment and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation of employees and the payment of premiums and/or benefits under applicable worker compensation laws. Schedule
5.8 sets forth all collective bargaining or other labor agreements applicable to Hotel Employees. Except as disclosed in Schedule 5.8, to Seller's knowledge, as of the Effective Date, there is no unfair labor practice charge or complaint against Seller pending or threatened under the Labor Management Relations Act. Except as disclosed in Schedule 5.8, as of the Effective Date, there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, or petition for certification actually pending or, to Seller's knowledge, threatened against or involving Seller.

          5.9 CONTRACTS. Except as disclosed in Schedule 5.9, to Seller's knowledge, all the Contracts are valid and binding, in full force and effect and enforceable in accordance with their respective terms. Except as disclosed in
Schedule 5.9, to Seller's knowledge, neither Seller nor the other parties thereto, are in default under any Contract, and no event has occurred which, merely by notice or the passage of time or both, would constitute such a default by Seller or such other parties. No notice has been received by Seller claiming any such default by Seller.

          5.10 TENANT LEASES. Except as disclosed in Schedule 5.10, to Seller's knowledge, the Tenant Leases are valid and binding, in full force and effect and enforceable in accordance with their respective terms. All rent due under the Tenant Leases has been paid in full, no rent thereunder has been prepaid, and to Seller's knowledge, neither Seller nor the tenants thereunder are in default thereunder, and no event has occurred which, merely by notice or the passage of time or both, would constitute such a default by Seller or the tenants thereunder. No notice has been received by Seller claiming any such default by Seller.

          5.11 FOREIGN PERSON. Seller is not a foreign person for purposes of the withholding provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

          5.12 BROKERS. Except for Holliday Fenoglio Fowler, L.P., Plasencia Group, Inc., and UBS Investment Bank (the "BROKERS") no broker, finder or financial adviser has acted directly or indirectly as such for the Seller, or is entitled to any fee or commission in connection with this Agreement or the transaction contemplated hereby. Seller shall be responsible for and shall pay, when due, the real estate commission or other fees of the Brokers and any other broker or person claiming a commission or fee based on its representation of Seller in connection with this Agreement or the transaction contemplated hereby. Buyer shall be responsible for and shall pay, when due, the real estate commission or other fees of any broker or person claiming a commission or fee based on its representation of Buyer in connection with this Agreement or the transaction contemplated hereby.

          5.13 CONDITION OF PURCHASED ASSETS. Buyer acknowledges that (a) it will have a reasonable opportunity to inspect and investigate the Real Property and the other Purchased Assets being purchased pursuant to this Agreement and all matters relating thereto, including, without limitation, all of the physical, environmental and operational aspects of the such Purchased Assets, either independently or through agents and experts of Buyer's choosing and (b) it will acquire the Purchased Assets based upon Buyer's own investigation and inspection. SELLER AND BUYER AGREE THAT, EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, THE PURCHASED ASSETS SHALL BE SOLD, AND BUYER SHALL ACCEPT THE PURCHASED ASSETS, ON THE CLOSING DATE AS IS, WHERE IS, WITH ALL FAULTS WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTY OF INCOME POTENTIAL, OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. BUYER SPECIFICALLY ACKNOWLEDGES THAT, EXCEPT AS PROVIDED FOR IN ARTICLE 5 OF THIS AGREEMENT, BUYER IS NOT RELYING AND SHALL NOT RELY ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY BROKER (AS DEFINED IN SECTION 5.12 HEREOF) AS TO ANY MATTERS CONCERNING THE PURCHASED ASSETS INCLUDING WITHOUT LIMITATION: (A) THE CONDITION OR SAFETY OF THE PURCHASED ASSETS, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY INCLUDING HAZARDOUS SUBSTANCES, LOT SIZE, OR SUITABILITY OF THE PURCHASED ASSETS FOR A PARTICULAR PURPOSE; (B) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES AND ANY ASSOCIATED METERS ARE IN WORKING ORDER; (C) THE LIVABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION;
(D) THE FITNESS OF ANY PERSONAL PROPERTY OR PURCHASED ASSETS; OR (E) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES. ANY REPORTS, REPAIRS OR WORK REQUIRED BY BUYER ARE TO BE THE SOLE RESPONSIBILITY OF BUYER AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS, OR REPAIRS TO THE PURCHASED ASSETS. BUYER AGREES AND ACKNOWLEDGES THAT BUYER'S OBLIGATIONS HEREUNDER SHALL REMAIN IN FULL FORCE AND EFFECT WITH BUYER HAVING NO RIGHT TO DELAY THE CLOSING OR TERMINATE THIS AGREEMENT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, REGARDLESS

OF ANY FACTS OR INFORMATION LEARNED BY BUYER AFTER THE EFFECTIVE DATE.

          5.14 RECAPTURE AGREEMENTS. To Seller's knowledge, as of the Effective Date and except as set forth on Schedule 5.14, there are no obligations affecting the Purchased Assets involving a refund for sewer extension, oversizing utility lines or lighting expenses or charges for similar work or services done upon or relating to the Purchased Assets (so called "recapture agreements") which will bind Buyer or the Purchased Assets after the Closing Date.

          5.15 ROADWORK AND ACCESS. To Seller's knowledge, as of the Effective Date and except as set forth on Schedule 5.15, there is no written agreement or undertaking or bond with any governmental agency or private association requiring the owner of the Real Property to construct any roadway improvements, including any repaving of any street or road, acceleration or deceleration lane or access or street lighting.

          5.16 CONDEMNATION. To Seller's knowledge, as of the Effective Date, Seller has not received any written notices from any Governmental Authority regarding any pending or threatened condemnation proceedings or condemnation action affecting the Real Property.

          5.17 PATRIOT ACT. To the extent applicable to Seller and to the transactions contemplated hereby:

               (i) Seller hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by OFAC, including, without limitation, Executive Order 13224.

               (ii) None of Seller's employees, directors or officers, or others with a controlling interest in Seller, nor any of its affiliates (other than the shareholders of Boykin Lodging Company, with respect to which Seller makes no representations or warranties pursuant to this Section 5.17) or the funding sources of either is on the SDN List.

               (iii) Neither Seller nor any of its affiliates is directly or indirectly controlled by the government of any country or person that is subject to an embargo by the United States government that prohibits Seller from conducting the business activities contemplated by this Agreement with Buyer.

               (iv) Neither Seller nor any of its affiliates is acting on behalf of an Embargoed Country.

               (v) Seller represents and warrants to Buyer that Seller (including, without limitation, any and all of its employees, directors, officers, or others with a controlling interest) and any of its affiliates or the funding sources for either complies with applicable anti-terrorist financing and anti-money laundering laws.

               (vi) For purposes of this sub-section, the following definition shall apply:

          Definition of SDN: "SPECIALLY DESIGNATED NATIONAL OR BLOCKED PERSON" means (i) a person designated by the U.S. Department of Treasury's Office of Foreign Assets Control from time to time as a "specially designated national or blocked person" or similar status, (ii) a person described in Section 1 of U.S. Executive Order 13224, issued on September 23, 2001, (iii) a person otherwise identified by government or legal authority pursuant to a sanctions program or otherwise as a person with whom Buyer, Marriott International or their respective affiliates are prohibited from transacting business, or (iv) a person otherwise identified by government or legal authority pursuant to a sanctions program or otherwise as a person with whom the Buyer, Marriott International or their affiliates may transact business only if the Buyer, Marriott International or their respective affiliates first obtains a license from such government or legal authority, Currently, a listing of specially designated nationals or blocked persons, the text of the Executive Order and legal documents related to the several sanctions programs imposed by the U.S. government are published under the internet website address: http://www.ustreas.gov/offices/enforcement/ofac.

          Each of the representations and warranties contained in this Article 5 and its various sections is intended for the benefit of Buyer and may be waived in whole or in part by Buyer. All rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall, to the extent applicable, survive the Closing of the transaction contemplated hereby for a period of time as set forth in Section 11.1 of this Agreement, and Buyer's remedies on account thereof shall be limited as provided in Section 11.2, Section 12.1 and Section 12.3 hereof. Buyer acknowledges and agrees that the provisions of this paragraph and Section 5.13 shall survive the Closing of the purchase of the Purchased Assets.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller:

          6.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          6.2 AUTHORITY. Buyer has full power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed and delivered by Buyer pursuant to this Agreement and to perform all obligations of Buyer arising under this Agreement and under such documents, subject to receipt of approval of the subject transaction by Marriott International, Inc., Buyer's parent company. Buyer's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on the part of Buyer, and this Agreement has been duly executed and delivered by Buyer. This Agreement and such documents will, when executed and delivered, each constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, covenants and conditions.

          6.3 CONSENTS AND APPROVALS. No consent or approval of any person, entity or governmental authority is required with respect to the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby or the performance of its obligations under the Agreement.

          6.4 BROKERS. No broker, finder or financial adviser has acted directly or indirectly as such for Buyer, or is entitled to any fee or commission in connection with this Agreement or the transaction contemplated hereby.

     SECTION 7. COVENANTS; AGREEMENTS AND RELEASE.

          7.1 APPROVALS AND CONSENTS. Buyer and Seller will use commercially reasonable efforts and shall cooperate in good faith to acquire all necessary approvals of any and all applicable Governmental Authorities and all necessary consents of all third parties to the end of expediting consummation of the transactions contemplated herein.

          7.2 MAINTAIN HOTEL. At all times prior to the Closing Date, subject to
Section 13 of this Agreement Seller shall, and shall cause Seller's Manager to, operate the Hotel in the ordinary course of business materially consistent with past practices.

          7.3 MAKE NO MATERIAL CHANGE IN THE PURCHASED ASSETS. Prior to the Closing Date, Seller shall not, without the written consent of Buyer, which consent may be denied or withheld, in Buyer's sole and absolute discretion: (a) transfer or otherwise dispose of any material portion of the

Purchased Assets, except Consumables in the ordinary course of business; (b) make any material change in the Purchased Assets; (c) enter into any contract, license, franchise or commitment relating to the Purchased Assets unless such agreement is terminable by Seller at or prior to Closing; (d) significantly alter or revise the accounting principles, procedures, methods or practices in place at the Hotel; or (e) remove or permit to be removed from the Hotel any Fixtures and Tangible Personal Property or Operating Equipment or other similar personal property, except in the ordinary course of business.

          7.4 TITLE AND TITLE INSURANCE; TITLE CONVEYANCE.

               (a) Seller shall convey fee simple title to each parcel of the Real Property by a good and marketable Special Warranty Deed in the form attached hereto as Exhibit A-3 (the "SPECIAL WARRANTY DEED"), duly and properly executed, free and clear of all liens, charges and encumbrances, except (i) restrictions of record, reservations, limitations, easements and conditions of record, if any, as shall have been approved by Buyer as provided for in subsections (b) or (c) below; (ii) zoning and building ordinances, if any; (iii) taxes and general assessments, which constitute a lien but which are not due and payable; and (iv) all legal highways.

               (b) Buyer acknowledges and agrees that it has received, prior to execution of this Agreement, a title report (the "TITLE REPORT") prepared by First American Title Insurance Company (the "TITLE COMPANY"). Buyer shall have the right, prior to the expiration of the Due Diligence Period, to terminate this Agreement if any restrictions, reservations, limitations, easements, conditions, defects or encumbrances are disclosed in the Title Report that are objectionable to Buyer (together herein called "TITLE DEFECTS" ) by delivering written notice of termination to Seller and the Escrow Agent. If Buyer elects to terminate this Agreement pursuant to the immediately preceding sentence, Buyer shall forfeit its right to the Earnest Money Deposit, or such portion thereof previously paid to the Escrow Agent, and the Escrow Agent shall promptly deliver such portion of the Earnest Money Deposit to Seller. Notwithstanding the foregoing, Seller shall be required to discharge at or before Closing any mortgage or deed of trust or other monetary lien encumbering the Purchased Assets or any portion thereof and any and all mechanic's or supplier's liens encumbering the Purchased Assets or any portion thereof arising from work performed or materials furnished at the Real Property by or on behalf of Seller ("MONETARY TITLE DEFECTS").

               (c) In the event any restrictions, reservations, limitations, easements, conditions, defects or encumbrances with respect to the Real Property arise after the end of the Due Diligence Period (the "NEW TITLE DEFECTS"), Buyer may object to such New Title Defects by notifying Seller of its objection to such New Title Defects within five (5) calendar days of Buyer obtaining knowledge of such New Title Defects. All New Title Defects not objected to by Buyer within such five (5) calendar day period shall be deemed acceptable to Buyer. Seller shall have a period of five (5) calendar days following Seller's receipt of Buyer's objection to any New Title Defects, in which to notify Buyer of which New Title Defects Seller will cure or have removed. For avoidance of doubt, all Monetary Title Defects, regardless of the date on which they arise, shall be removed by Seller prior to Closing, whether or not expressly objected to by Buyer. If Seller will not cure or remove all such non-monetary New Title Defects, Buyer shall elect within the time period set forth below either to (i) waive its objection to those New Title Defects that Seller will not cure or remove, in which case this Agreement will continue in full force and effect, and Seller shall have until the Closing Date to use its commercially reasonable efforts to cure or remove those New Title Defects identified in its notice to Buyer as New Title Defects that Seller will cure or remove or (ii) terminate this Agreement, in which case, the Escrow Agent shall thereupon return to Buyer the funds and documents previously paid or deposited by it, including, but not limited to, the Earnest Money Deposit, and the parties shall be fully released and discharged from any obligation or liability hereunder. Buyer shall notify Seller of its election in writing within five (5) business days after receipt of Seller's notice, and Buyer's failure to provide such timely notice in response to Seller's notice shall constitute Buyer's election to waive its objection to the non-monetary New Title Defects that Seller will not cure or remove and proceed as provided in (i) above. The Closing Date shall be extended to the extent necessary (but in no event more than thirty (30) days) to accommodate the time periods set forth in this paragraph.

          7.5 BUYER'S ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING, PHYSICAL INSPECTIONS. Seller shall give Buyer, its employees, accountants and other representatives and shall cause Seller's Manager to give Buyer, its employees, accountants and other representatives full access throughout the period prior to the Closing Date, upon not less than 48 hours prior notice and during normal business hours, to all of its properties, books, contracts, commitments, and records (including, without limitation, financial statements, leases, contracts, engineering reports, franchise or license agreements, property improvement plans, and environmental assessments) and furnish to Buyer during such period all such information concerning the Purchased Assets as Buyer may reasonably request. During the Due Diligence Period, Buyer, its employees, agents and other representatives shall have the right, at its or their own risk and expense, upon not less than 48 hours prior notice and during normal business hours, to inspect the Purchased Assets and to conduct such tests or investigations as Buyer may deem necessary or desirable, including, without limitation, environmental audits, soil borings, soil samples, other geotechnical studies and engineering and/or feasibility studies. After making any such tests or investigations, Buyer shall restore the Purchased Assets substantially to its condition prior to such tests and inspections. Buyer shall conduct its activities hereunder in a manner to minimize any disturbance to Hotel guests, Seller, Seller's Manager and their respective employees. Buyer shall not perform any invasive testing without Seller's prior written consent. If the transaction contemplated by this Agreement is not consummated due to a breach of this Agreement by Buyer, then Buyer will deliver to Seller copies of any written reports generated in connection with the inspection activities undertaken by Buyer. Buyer will pay all costs incurred in connection with the inspection activities undertaken by Buyer. Buyer shall not without the consent of Seller (a) contact the Hotel employees; (b) disclose the nature or purpose of its activities or the transactions contemplated by this Agreement to anyone other than employees, agents and representatives of Buyer; (c) unreasonably interfere or otherwise unreasonably disrupt operations of the Hotel; or (d) disrupt guests of the Hotel. Buyer agrees to indemnify and hold harmless Seller, its partners and Seller's Manager from and against any losses, damages or claims (including reasonable legal fees and expenses) exclusively and directly caused by Buyer, its employees, accountants or other representatives in connection with any inspection activities undertaken by Buyer, its employees, agents or representatives. Notwithstanding the foregoing, in no event shall Buyer be permitted to review or inspect Hotel employee personnel files and such files shall at all times remain the property of Seller's Manager.

          7.6 CONFIDENTIALITY. Each of the parties hereto agrees (each a "RECEIVING PARTY"), on behalf of itself and its representatives and agents, to keep confidential and not disclose any and all information and data of a proprietary or confidential nature with respect to another party (a "DISCLOSING PARTY") in its possession or which it has received in connection with this Agreement and the transactions contemplated hereby other than information which is or becomes generally available to the public other than as a result of disclosure by the Receiving Party in violation of this Agreement; provided, however, that notwithstanding the foregoing, each of the parties hereto shall be free to disclose any such information or data (i) to the extent required by applicable law, and (ii) during the course of or in connection with any legal proceeding based upon or in connection with the subject matter of this Agreement. In the event of termination of this Agreement, each party shall return all documents (including copies thereof) obtained hereunder by such party from the other party (unless readily available from public information sources). The Receiving Party will use such confidential information solely in connection with the transaction contemplated by this Agreement. This Section 7.6 shall survive any termination of this Agreement and continue in effect for three (3) years thereafter. Except as required by law, neither party shall, without the prior written consent of the other party, disclose or make public this Agreement, its terms or the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, each party hereto (and each employee, representative or other agent of each party hereto) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to a person or representative of a person that is a party to this Agreement, relating to such tax treatment or tax structure.

          7.7 GUEST BAGGAGE. Buyer and Seller shall cooperate in good faith to return or dispose of any baggage or other property of departed guests held by Seller or Seller's Manager as of the Closing Date. All baggage of guests who are still in the Hotel on the Closing Date that has been checked with or left in the care of Seller shall be inventoried, sealed and tagged jointly by Seller and Buyer immediately after the Closing.

          7.8 SAFE DEPOSITS. Buyer and Seller will cooperate in good faith to return the contents of any safe deposits boxes held at the Hotel to the appropriate guest(s) of the Hotel, including, without limitation, attempting to notify any safe deposit holders who have departed the Hotel.

          7.9 EMPLOYEE MATTERS. At Closing, Seller or Seller's Manager shall terminate or cause to be terminated the employment of all Hotel employees. Buyer shall employ from and after the Closing Date such of the Hotel employees as Buyer determines, in its sole and absolute discretion, on such terms and conditions as Buyer may determine. Nothing in this provision shall be construed to either require Buyer to employ any Hotel employees or to limit Buyer's right to terminate, at Buyer's sole cost and expense, the Hotel employees (if in fact hired by Buyer) subsequent to the Closing Date, subject to the requirements of applicable law and employment agreements that Buyer has agreed to assume. Seller agrees to indemnify and hold Buyer harmless from and against any violations of the Workers Adjustment Retraining and Notification Act, 29 U.S.C. Section 2101 et seq. (the "WARN ACT"), arising as a result of the transactions contemplated by this Agreement. Buyer, Seller and Seller's Manager each hereby acknowledges and agrees that none of its respective employee benefit programs are being assumed or continued by Buyer. Nothing in this Section 7.9 is intended to, or shall, confer on any person or entity not a party of this Agreement any rights or benefits. To the extent necessary to comply with the Warn Act, Seller shall entitled to extend the Closing Date for a period not to exceed 30 days upon delivery of written notice to Buyer delivered at least 3 days prior to Closing.

          7.10 FURTHER ASSURANCES. Prior to, at and after the Closing, Buyer, Seller and Seller's Manager all agree to execute and deliver such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action as is reasonably requested by a party hereto, in order to vest, confirm or evidence in Buyer title to all or part of the Purchased Assets intended to be conveyed, sold, transferred, assigned and delivered to Buyer under this Agreement and to, in any other manner, effectuate the terms and conditions of this Agreement.

          7.11 COMMUNITY OBLIGATIONS. With respect to commitments made or entered into pre-Closing and outside the ordinary course of business, Seller shall retain liability for, and from and after Closing shall pay, any donations or other contributions to or for housing, schools, parks, fire departments or any other public entity or facilities that are required to be made as a result of a voluntary commitment made by Seller in respect of the Purchased Assets ("COMMUNITY OBLIGATIONS"), provided however, that the Community Obligations shall specifically exclude taxes of any kind, assessments of general applicability, items set forth in the Title Report, payments required by law, regulation or order, any payment obligations described in any materials delivered to Buyer or its representatives prior to the Effective Date and utility payments

     SECTION 8. CLOSING MATTERS.

          8.1 CLOSING. Subject to satisfaction of the conditions to Closing set forth in Section 10 hereof, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on June 30, 2006, subject to extension as contemplated by Section 7.9 or such earlier or later date as the parties hereto may mutually agree (the "CLOSING DATE"). As part of the Closing the actions specified in Sections 8.2 and 8.3 below shall be taken, all of which will be deemed taken simultaneously at the

Closing and no one of which will be deemed completed until all have been completed and the Closing shall have occurred.

          8.2 SELLER'S DELIVERIES. No later than two (2) business days before the Closing Date, Seller shall deliver to the Escrow Agent (all duly executed, notarized and witnessed, where applicable) the following:

               (a) The Special Warranty Deed and the affidavit identified in
Section 10.2(f) herein.

               (b) A General Conveyance, Bill of Sale and Assignment in the form of Exhibit B.

               (c) An Assignment and Assumption of the Contracts, Tenant Leases and Personal Property Leases in the form of Exhibit C (the "ASSIGNMENT AND ASSUMPTION AGREEMENT").

               (d) A certificate of an executive officer of the General Partner of Seller or its parent in accordance with Section 10.2(d) in the form of Exhibit D.

               (e) Resolutions of Seller authorizing the execution and delivery of this Agreement by Seller and the performance of Seller's obligations hereunder.

               (f) A certificate of full force and effect issued by the Secretary of State of the State of Delaware dated as of a recent date.

               (g) Evidence of termination of the Percentage Lease and the Franchise Agreement.

               (h) Such other separate instruments of sale, assignment or transfer that Buyer may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title to all or any part of the Purchased Assets.

          8.3 BUYER'S DELIVERIES. At Closing, Buyer shall pay to Escrow Agent the Purchase Price, less the amount of the Earnest Money Deposit, plus or minus the adjustments and prorations called for in this Agreement, and Buyer shall, no later than two (2) business days before the Closing Date, deliver to the Escrow Agent (all duly executed, notarized and witnessed, where applicable) the following:

               (a) Resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement by Buyer and the performance of Buyer's obligations hereunder.

               (b) A certificate of an officer of Buyer in accordance with
Section 10.1(d) in the form of Exhibit E.

               (c) The Assignment and Assumption Agreement.

               (d) A good standing certificate of the Secretary of State of Delaware, dated as of a recent date.

               (e) Such other separate instruments of assumption that Seller may reasonably deem necessary or appropriate in order to confirm or evidence Buyer's assumption of the Assumed Liabilities.

     SECTION 9. ADJUSTMENTS AND PRORATIONS - CLOSING STATEMENT.

          9.1 ADJUSTMENTS AND PRORATIONS. The following matters and items pertaining to the Purchased Assets shall be apportioned between the parties hereto or, where applicable, credited in total to a particular party, as of 12:01 a.m. on the Closing Date (the "CUTOFF TIME"). Net credits in favor of Buyer shall be deducted from the balance of the Purchase Price at the Closing, and net credits in favor of Seller shall be added to the balance of the Purchase Price at the Closing. Unless otherwise indicated below, Buyer shall receive a credit for any of the following items to the extent the same are accrued but unpaid as of the Cutoff Time (whether or not due, owing or delinquent as of the Cutoff Time), and Seller shall receive a credit to the extent any of the following items shall have been paid prior to the Closing Date to the extent the payment thereof relates to any period of time after the Cutoff Time:

               (a) Guest ledger receivables (e.g., all amounts, including, without limitation, room charges, food and beverage charges, telephone, in-room movies and any and all incidental charges accrued to the accounts of guests occupying rooms in the Hotel as of the Cutoff Time) shall be prorated as of the Cutoff Time between Buyer and Seller. Seller shall receive a credit for all guest ledger receivables for all room nights up to and including the room night during which the Cutoff Time occurs, and Buyer shall be entitled to the amounts of guest ledger receivables for the room nights after the Cutoff Time. All restaurant and bar facilities will be closed as of the Cutoff Time, and Seller shall receive the income from the same until the Cutoff Time.

               (b) All nondelinquent ad valorem taxes, special or general assessments, real and personal property taxes, hotel occupancy tax, water and sewer rents, rates and charges, vault charges, and any municipal permit fees shall be prorated as of the Cutoff Time between Buyer and Seller by Escrow Agent. Seller shall be charged with such taxes and assessments accrued up to, but not including, the date on which the Cutoff Time occurs, and Buyer shall be entitled to a credit for said taxes and assessments. If the amount of any such item is not ascertainable on the Closing Date, the credit therefor shall be based on the most recent available bill and adjusted as necessary post-closing as contemplated in Section 9.2.

               (c) Telephone and telex contracts and contracts for the supply of heat, steam, electric power, gas, lighting and any other utility service shall be prorated as of the Cutoff Time between Buyer and Seller by the Escrow Agent. Seller shall receive a credit for all deposits, if any, made by Seller as security under any such public service contracts if the same are transferable and provided such deposits remain on deposit for the benefit of Buyer. Where possible, cutoff readings will be secured for all utilities as of the Cutoff Time. To the extent they are not available, the cost of such utilities shall be apportioned between the parties on the basis of the latest actual (not estimated) bill for such service and adjusted as necessary post-closing as contemplated in Section 9.2.

               (d) Any amounts prepaid or payable by Seller or Seller's Manager under any surviving Contracts, Personal Property Leases, Tenant Leases or otherwise shall be prorated as of the Cutoff Time between Buyer and Seller by the Escrow Agent. Such amounts include but are not limited to, prepaid advertising fees, prepaid permits and licenses, prepaid dues and subscriptions, prepaid maintenance, prepaid accounting and legal services, prepaid franchise taxes and fees, prepaid visitor and convention bureau fees and prepaid utilities. Evidence supporting these items will be provided to the Buyer at closing in determination of prorata credit to the Seller. All amounts known to be due under the Contracts and Personal Property Leases with reference to periods prior to the Closing Date shall be paid by Seller or credited to Buyer as a reduction of the Purchase Price. Rents (including percentage rents) and other payments due under Tenant Leases shall be adjusted at Closing based on current information. Any additional amounts not known and any final calculation of percentage rent not available at the Closing will be part of the post-closing adjustments contemplated in Section 9.2.

               (e) Fees paid for transferable Permits in the current period shall be prorated as of the Cutoff Time between Buyer and Seller by the Escrow Agent.

               (f) Buyer shall receive a credit for advance payments, if any, under bookings to the extent the bookings relate to a period after the Cutoff Time and have been incurred in accordance with the terms hereof.

               (g) Vending machine monies will be removed by Seller as of the Cutoff Time for the benefit of Seller.

               (h) All cash on hand in house banks (including the general manager's petty cash fund) on the morning of the Closing Date shall become the property of Buyer and the amount thereof shall be credited to Seller at the Closing.

               (i) Buyer shall be entitled to a credit for all security and other deposits held by Seller as of the Cutoff Time with respect to Tenant Leases, Personal Property Leases and Contracts, to the extent Buyer assumes such leases and contracts.

               (j) Seller shall pay for all transfer, documentary stamp and sales taxes and fees (including State and County mortgage and deed taxes). Buyer and Seller shall each pay one-half of the escrow fees incidental to the Closing. Buyer shall pay for the all costs and fees incurred in connection with obtaining title insurance, including, without limitation, all costs and fees related to title premiums, title searches and title endorsements. Buyer shall pay for all costs and fees associated with obtaining a Survey of the Real Property. Buyer shall pay any mortgage taxes incurred in connection with any financing of the Purchased Assets.

               (k) Seller shall receive a credit equal to Seller's replacement cost for all (i) unopened boxes of Consumables, unless the condition of such Consumables renders such Consumables unusable in the ordinary course of business at the Hotel and (ii) new and unused Operating Equipment at the Hotel as of the Closing Date. This Section 9.1(k) shall be void and of no force and effect if Buyer delivers written notice to Seller at least 15 days prior to Closing that Buyer does not desire to purchase the Consumables and Operating Equipment. Following receipt of such notice, Seller shall be permitted to remove the Consumables and Operating Equipment from the Hotel.

               (l) Such other items as are provided for in this Agreement or as are normally prorated and adjusted in the sale of real property or of a hotel shall be prorated as of the Cutoff Time.

               (m) All city ledger accounts receivable (excluding guest ledger receivables described in Section 9.1(a) above) generated from the operation of the Hotel prior to the Cutoff Time (the "PRE-CLOSING CITY LEDGER ACCOUNTS"), shall remain the property of Seller and shall not be transferred to Buyer. There shall be no adjustment to the Purchase Price for the Pre-Closing City Ledger Accounts. All accounts payable from the operation of the Hotel prior to the Cutoff Time (the "PRE-CLOSING ACCOUNTS PAYABLE"), shall be paid by Seller and shall not become the obligations of Buyer. There shall be no adjustment to the Purchase Price for the Pre-Closing Accounts Payable. Buyer shall (i) on a monthly basis, provide Seller with a listing of collections made on each Pre-Closing City Ledger Account and (ii) on a weekly basis, remit to Seller all amounts paid to Buyer with respect to Pre-Closing City Ledger Accounts.

          9.2 CLOSING STATEMENT. Seller shall cause its accounting staff ("SELLER'S ACCOUNTANTS") to make such inventories, examinations and audits of the Hotel Business, and of the books and records of the Hotel Business, as may be necessary to make the adjustments and prorations and allocations of Purchase Price among the assets being transferred required under this Section 9 or under any other provisions of this Agreement. Buyer or its designated representatives may be present at such inventories, examinations and audits of the Hotel Business. Based upon such audits and inventories, Seller's Accountants will prepare and deliver to Buyer and Escrow Agent no later than two (2) business days prior to the Closing Date a closing statement (the "CLOSING STATEMENT"). The Closing Statement shall contain Seller's best estimate of the amounts of the items requiring the prorations and adjustments in this Agreement and shall be subject to the concurrence therewith of Buyer. The amounts set forth on the Closing Statement shall be the basis upon which the prorations and adjustments provided for herein shall be made at the Closing. The Closing Statement shall be binding and conclusive on all parties hereto to the extent of the items covered by the Closing Statement, unless within one hundred eighty (180) days after receipt by Buyer of the Closing Statement, either Buyer or Seller notifies the other that it disputes such Closing Statement and specifies in reasonable detail the items and reasons that it so disputes such Closing Statement. The parties shall attempt to resolve such dispute. If such dispute is not resolved within forty-five (45) days after delivery of the original notice of dispute by Buyer or Seller, then the parties shall submit such dispute to an outside accounting firm appointed not later than fifteen (15) days after the expiration of said 45 day period, with the mutual consent of Buyer and Seller or, if the parties cannot agree, two outside accounting firms, one of which shall be appointed by Buyer and one of which shall be appointed by Seller ("OUTSIDE ACCOUNTANTS"), and the determination of the Outside Accountants, which shall be made within a period of fifteen (15) days after such submittal by the parties, shall be conclusive. The fees and expenses of the Outside Accountants shall be paid equally by Buyer and Seller. In the event that, at any time within ninety (90) days after the Closing Date, either party discovers any items which should have been included in the Closing Statement but were omitted therefrom, such items shall be adjusted in the same manner as if their existence had been known at the time of the preparation of the Closing Statement. The foregoing limitation shall not apply to any item which, by its nature, cannot be finally determined within the period specified.

          9.3 FILING AND CLOSING DELIVERIES. On the Closing Date, or as soon thereafter as practicable, the Title Company shall file for record any instruments required to be recorded and shall thereupon deliver to each of the parties the funds and documents to which they shall be respectively entitled, together with its escrow statement in triplicate, provided that the Title Company shall then have on hand all funds and documents necessary to complete the within transaction and shall be in a position to and will issue and deliver the Title Policies.

     SECTION 10. CONDITIONS TO OBLIGATIONS.

          10.1 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to close the transaction and deliver the documents and instruments required hereunder shall be subject to satisfaction in full of the following conditions ("Seller's Conditions") on the Closing Date:

               (a) Buyer's representations and warranties set forth in Section 6 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of the Closing, except for representations and warranties made as of a specified date which shall be true and correct in all material respects at and as of such date.

               (b) All covenants, conditions and other obligations under this Agreement that are to be performed or complied with by Buyer shall have been fully performed and complied with in all material respects on or prior to the Closing, including, without limitation, the delivery of the fully executed instruments and documents in accordance with Section 8.3.

               (c) Buyer shall have delivered to Seller a certificate executed by a duly authorized executive officer of Buyer in the form of Exhibit E, stating that the conditions set forth in subsections (a) and (b) of this Section
10.1 have been satisfied.

          Seller's Conditions are solely for the benefit of Seller and may be waived only by Seller. Any such waiver or waivers shall be in writing and shall be delivered to Buyer.

          10.2 CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to make payment of the Purchase Price and other sums provided for herein and to close the transactions contemplated hereby are subject to satisfaction in full of each of the following conditions ("BUYER'S CONDITIONS") on or before the Closing Date or as otherwise provided in this Agreement:

               (a) Seller's representations and warranties set forth in Section 5 of this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing as if such representations and warranties were made as of the Closing, except for representations and warranties made as of a specified date which shall be true and correct in all material respects at and as of such date.

               (b) All covenants, conditions and other obligations under this Agreement that are to be performed or complied with by Seller shall have been fully performed and complied with in all material respects on or prior to the Closing, including, without limitation, the delivery of the fully executed instruments and documents in accordance with Section 8.2.

               (c) Seller shall have delivered to Buyer a certificate executed by a duly authorized executive officer of Seller in the form of Exhibit D, to the effect that the conditions set forth in subsections (a) and (b) of this
Section 10.2 have been satisfied.

               (d) Buyer shall have received an affidavit to the effect that Seller is not a foreign person for purposes of the withholding provision of
Section 1445 of the Internal Revenue Code of 1986 or, to the extent such withholding is required, instructions as to the required withholding.

               (e) Seller shall have caused the Management Agreement, the Percentage Lease and, the Franchise Agreement to be terminated at no cost to Buyer.

          Buyer's Conditions are solely for the benefit of Buyer and may be waived only by Buyer. Any such waiver or waivers shall be in writing and shall be delivered to Seller. For the avoidance of doubt, notwithstanding the fact that Buyer has not obtained approval from Marriott International Inc. prior to the Effective Date, such approval shall not constitute one of Buyer's Conditions and Buyer shall have no right to delay the Closing or terminate this Agreement as a result of the failure to obtain such approvals.

     SECTION 11. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

          11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties contained in Sections 5 and 6 of this Agreement shall survive the Closing and continue in effect for fifteen (15) months thereafter. Unless otherwise specified in this Agreement, the covenants and agreements contained in this Agreement shall terminate as of the Closing.

          11.2 SELLER'S INDEMNIFICATION. Seller hereby agrees to indemnify, hold harmless and defend Buyer, its members, directors, officers, employees, agents and representatives from and against any and all loss, damage, claim, cost and expense and any other liability in excess of twenty thousand dollars ($20,000), including, without limitation, reasonable accountants' and attorneys' fees, charges and costs, incurred by Buyer by reason of, or with respect to (i) any inaccuracy in or breach of any of the representations, warranties or agreements made by Seller in the Agreement or the non-performance of any covenant or obligation to be performed by Seller hereunder (including, without limitation, Seller's timely discharge of the Retained Liabilities); (ii) Seller's failure to comply with the bulk transfer laws of any state or its misapplication of the proceeds of the Purchase Price in fraud of its creditors; or (iii) any liability imposed upon Buyer as transferee of the business or operations of Seller or the assets being transferred under the Agreement, or otherwise relating to the conduct of the business and operations of Seller or the Hotel Business prior to the Closing, except to the extent such liability has been expressly assumed by Buyer pursuant to Section 2.1 of this Agreement. Seller's liability under clause
(i) shall be limited to six million dollars ($6,000,000) in the aggregate. Seller hereby agrees to remain validly existing for at least fifteen (15) months following Closing.

          11.3 BUYER'S INDEMNIFICATION. Buyer hereby agrees to indemnify, hold harmless and defend Seller, its general partner and their respective members, directors, officers, employees, agents and representatives from and against any and all loss, damage, claim, cost and expense and any other liability in excess of twenty thousand dollars ($20,000), including, without limitation, reasonable accountants' and attorneys' fees, charges, and costs incurred by Seller by reason of, or with respect to (i) Buyer's breach of any representations, warranties and covenants of Buyer contained in this Agreement; (ii) Buyer's failure to duly discharge the Assumed Liabilities from and after the Closing Date; or (iii) any liability imposed upon Seller as a result of Buyer's conduct of the business and operations of the Hotel Business after the Closing Date. Buyer's liability under clause (i) shall be limited to six million dollars ($6,000,000).

          11.4 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD PARTY CLAIMS. If a claim by a third party is made against either of the parties hereto, and if either of such parties intends to seek indemnity with respect thereto under this
Section 11.4, such party shall promptly notify the other party of such claim. The indemnifying party shall have thirty (30) days after receipt of the above-referenced notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld or delayed) and at its expense, the settlement or defense therefor, and the indemnified party shall cooperate with it in connection therewith; provided that: (i) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party; (ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party; and (iii) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expenses incurred by the indemnified party within the limits of this Section 11.4 and Section 11.2 or Section 11.3, as the case may be. As long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event they shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty days after receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party.

          11.5 LIMITATIONS ON INDEMNIFICATION LIABILITY. Notwithstanding anything in this Agreement to the contrary, (i) Seller shall have no liability or obligation to indemnify Buyer or any of its officers, directors, affiliates, assignees or transferors for any breach of any representation, warranty or covenant contained in this Agreement if Buyer or any of its directors, affiliates, assignees or transferors had actual knowledge of such breach prior to the Closing; and (ii) Buyer shall have no liability or obligation to indemnify Seller or any of its officers, directors, affiliates, assignees or transferors for any breach of any representation, warranty or covenant contained in this Agreement if Seller or any of its directors, affiliates, assignees or transferors had actual knowledge of such breach prior to the Closing. For purposes of this Section 11.5, Buyer's actual knowledge shall mean the current actual knowledge of David Holton, Senior Vice President of Development, after reasonable investigation.

     SECTION 12. TERMINATION; EFFECT OF TERMINATION; REMEDIES.

          12.1 TERMINATION. This Agreement may be terminated as follows: (a) at any time by mutual consent of Buyer and Seller; (b) by either Buyer or Seller if the Closing shall not have occurred on or before July 7, 2006, subject to extension as contemplated by Section 7.4 or Section 7.9 (provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any covenant or obligation of this Agreement (inclusive of the failure to close pursuant to the terms thereof) has been the cause of, resulted in or contributed to the failure of the transaction contemplated by this Agreement to have occurred on or before the aforesaid date); (c) by Seller, if Buyer breaches any of Buyer's representations, warranties or covenants set forth in this

Agreement and, as a result of such breach, the conditions set forth in Section 10.1(a) or Section 10.1(b) are not satisfied and would be incapable of being satisfied within 15 days after delivery of written notice thereof to Buyer; (d) by Buyer, if Seller breaches any of Seller's representations, warranties or covenants set forth in this Agreement and, as a result of such breach, the conditions set forth in Section 10.2(a) or Section 10.2(b) are not satisfied and would be incapable of being satisfied within 15 days after delivery of written notice thereof to Seller; (e) by Buyer in accordance with Section 4.3 or Section 7.4(b); or (f) by either Buyer or Seller if any court of competent jurisdiction or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable.

          12.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by Buyer or Seller pursuant to Section 12.1 hereof, notice thereof shall forthwith be given to Seller or Buyer, respectively, and this Agreement shall terminate without any further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement, except that any termination shall be without prejudice to the rights of any party hereto arising out of a breach by the other party of any covenant or agreement contained in this Agreement; provided, however, the provisions of Section 7.6 shall survive such termination. If Buyer terminates this Agreement for any reason set forth in Section 12.1 (a), 12.1(b), 12.1(d) or 12.1(f), then the Earnest Money Deposit shall be refunded to Buyer. If Seller terminates this Agreement for any reason set forth in Section 12.1 hereof (except 12.1(c) or 12.1(f), to the extent the order, decree, ruling or action results from Buyer's actions or inactions, in which case the Earnest Money Deposit shall be delivered to Seller), the Earnest Money Deposit shall be refunded to Buyer. If Buyer terminates this Agreement in accordance with Section 4.3 or Section 7.4(b) (as contemplated by Section 12.1(e)), the Earnest Money Deposit shall be delivered to Seller.

          12.3 REMEDIES.

               (a) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE SALE OF THE PURCHASED ASSETS TO BUYER IS NOT CONSUMMATED BY REASON OF BUYER'S DEFAULT OF ITS OBLIGATION TO PURCHASE THE PURCHASED ASSETS PURSUANT TO THE TERMS OF THIS AGREEMENT, SELLER SHALL BE RELEASED FROM ITS OBLIGATIONS UNDER THIS AGREEMENT AND SHALL BE ENTITLED TO RECEIVE AND RETAIN THE EARNEST MONEY DEPOSIT (OR SUCH INSTALLMENTS THEREOF AS HAVE ACTUALLY BEEN DEPOSITED AT TIME OF DEFAULT) AS LIQUIDATED DAMAGES WHICH SHALL CONSTITUTE SELLER'S SOLE AND EXCLUSIVE REMEDY; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT LIMIT SELLER'S REMEDIES FOR BREACH OF BUYER'S OBLIGATIONS UNDER SECTIONS 7.5 OR
7.6 OF THIS AGREEMENT. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PURCHASED ASSETS PURSUANT TO THIS AGREEMENT AND THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WILL INCUR AS A RESULT OF SUCH FAILURE. THE PARTIES FURTHER AGREE THAT SUCH LIQUIDATED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR PENALTY, BUT ARE INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE SELLER.

               (b) In the event the Closing fails to occur solely because of Seller's failure to perform Seller's obligations under this Agreement, Buyer shall have the right among its other remedies to (i) request return of the Earnest Money Deposit by written notice sent to the Escrow Agent with a copy thereof to Seller; and (ii) exercise any and all legal remedies that Buyer may have against Seller, including the right to require that Seller specifically perform its obligations under this Agreement. In the event that Seller has not commenced action to restrain the return of the Earnest Money Deposit within five (5) business days of delivery of said notice, the Escrow Agent shall return to Buyer the Earnest Money Deposit and any documents and other monies deposited by Buyer.

               (c) In the event Buyer obtains actual knowledge of any breach of Seller's representations or warranties under Section 5 prior to Closing, Buyer shall give written notice thereof to Seller at or prior to the Closing. Upon receipt of such notice, Seller may elect to extend the Closing for as long as sixty (60) days to enable Seller to attempt to cure the condition that gives rise to such breach or otherwise provide evidence to Buyer that the same does not exist. If Seller either does not elect to extend or, at or prior to the extended Closing, shall be unable to cure such condition or provide such evidence to Buyer, then Buyer shall elect either (a) to terminate this Agreement on account thereof (as provided in Section 12.1) or (b) to close the purchase of the Purchased Assets and pay the Purchase Price in accordance with the terms of this Agreement, but in the case of an election under clause (b), Buyer shall be entitled to indemnification under Section 11.2(i) on account of such breach subject to the limitations on Seller's liability under Section 11.2, which limitations shall be applicable to all claims of Buyer for breach in the aggregate, whether made under this Section 12.3(c) or Section 11.1. The provisions of this Section 12.3 shall survive the closing of the purchase of the Purchased Assets.

     SECTION 13. DAMAGE OR DESTRUCTION: CONDEMNATION.

               13.1 DAMAGE OR DESTRUCTION. If the Purchased Assets shall, after the Effective Date and prior to the Closing Date, be damaged or destroyed by fire or any other cause, and the cost of such damage does not exceed $4,000,000 and such damage shall not have been repaired or reconstructed prior to the Closing Date in a good and workmanlike manner to the reasonable satisfaction of Buyer, Buyer shall receive the proceeds of the insurance payable in connection therewith under any insurance policy or policies covering the Purchased Assets together with a cash payment from Seller in the amount of the deductible, if any, and thereupon remain obligated to perform this Agreement. If the Purchased Assets shall, prior to the Closing Date, be damaged or destroyed by fire or any other cause, and the cost of such damage exceeds $4,000,000 and such damage shall not have been repaired or reconstructed prior to the Closing Date in a good and workmanlike manner to the reasonable satisfaction of Buyer, Buyer may, at its option, (a) receive the proceeds of the insurance payable in connection therewith under any insurance policy or policies covering the Purchased Assets together with a cash payment from Seller in the amount of the deductible, if any, and thereupon remain obligated to perform this Agreement, or (b) terminate this Agreement and receive any funds and documents previously deposited, including the Earnest Money Deposit. Upon termination of this Agreement by Buyer pursuant to this Section, neither party shall thereafter be under further liability to the other. Seller shall be entitled to receive the proceeds of any and all insurance claims for any damage to the Purchased Assets occurring prior to the Effective Date.

               13.2 CONDEMNATION. If, prior to the Closing Date, the Purchased Assets shall be subjected to a partial or total taking by eminent domain or inverse condemnation or for any public or quasi-public use, or if any notice of intent of taking or sale in lieu of taking is received by Seller or Buyer, Buyer shall have the right either to (a) terminate this Agreement by giving written notice of termination to Seller, in which event any funds and documents previously deposited in escrow shall be refunded to the depositing party, and thereafter, Buyer and Seller shall be relieved of all rights and obligations hereunder and this Agreement shall be null and void and of no force or effect, or (b) proceed to close this transaction, in which event Buyer shall be entitled to receive all of the proceeds of such taking. Seller and Buyer each agree to promptly forward to the other any notice of intent received pertaining to a taking of all or a portion of the Purchased Assets by way of condemnation, eminent domain or similar procedure for a taking of the Purchased Assets in connection with any public or quasi-public use.

     SECTION 14. MISCELLANEOUS.

               14.1 NOTICES. All notices, consents or waivers required or permitted in this Agreement shall be in writing and be deemed to have been duly given (a) when delivered to the recipient personally; (b) 72 hours after being mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the recipient as set forth below; or (c) upon electronically verified transmission by telecopier, whichever is earlier. A party may change its address for notice by giving notice in the manner described above.

     If to Buyer:

                     Marriott Ownership Resorts, Inc.
                     6649 Westwood Boulevard
                     Orlando, FL 32821
                     Fax: (407) 206-6420
                     Attention: David E. Holton, Vice President

     With a copy to:

                     Marriott Ownership Resorts, Inc.
                     Law Department
                     6649 Westwood Boulevard
                     Orlando, FL 32821
                     Fax: (407) 206-6420
                     Attention: Daniel B. Zanini

     If to Seller:   c/o Boykin Lodging Company
                     Guildhall Building
                     45 W. Prospect Ave., Suite 1500
                     Cleveland, OH 44115
                     Fax: (216) 430-1201
                     Attention: Robert W. Boykin

     With a copy to: Baker & Hostetler LLP
                     3200 National City Center
                     1900 East Ninth Street
                     Cleveland, Ohio 44114-3485
                     Fax: (216) 696-0740
                     Attention: Matthew A. Tenerowicz

               14.2 ENTIRE AGREEMENT. This Agreement, including the Exhibits, Schedules and other documents referred to herein, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter. No change in or amendment to this Agreement shall be valid unless set forth in writing and signed by all of the parties hereto.

               14.3 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law thereof.

               14.4 COUNTERPARTS. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. Counterpart signature pages delivered via facsimile and other electronic transmissions shall be sufficient for purposes of binding the parties hereto.

               14.5 HEADINGS, GENDER AND NUMBER. The section headings used in this Agreement are intended solely for convenience of reference and shall not amplify, limit, modify or otherwise be used in the interpretation of any provision of this Agreement. The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

               14.6 [INTENTIONALLY OMITTED.]

               14.7 BINDING AGREEMENT; ASSIGNMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. Buyer shall have the right to assign all of its rights and obligations under this Agreement without the prior written consent of Seller provided that such assignment shall not relieve Buyer of liability for failure to perform its obligations under this Agreement.

               14.8 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

               14.9 EXHIBITS AND SCHEDULES. References in this Agreement to "Exhibits" refers to the exhibits described in the List of Exhibits attached hereto, all of which are incorporated by reference into this Agreement. References in this Agreement to "Schedules" refers to the schedules described in the List of Schedules attached hereto, all of which are incorporated by reference into this Agreement.

               14.10 SELLER'S KNOWLEDGE. For purposes of this Agreement, "to Seller's knowledge," "known to Seller" and other like phrases shall mean the current actual knowledge of (i) Russ Valentine, Senior Vice President of Development at the corporate offices of Seller, after reasonable investigation, or (ii) Anton Peringer, the current general manager of the Hotel.

               14.11 FEES AND EXPENSES. Buyer and Seller will each be responsible for payment of the fees, costs and expenses of their respective legal counsel.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        SELLER: Boykin Marco LLC

                                        By: Boykin Hotel Properties, L.P., its
                                            sole member

                                        By: Boykin Lodging Company, its general
                                            partner


                                        By: /s/ Robert W. Boykin
                                            ------------------------------------
                                            Robert W. Boykin
                                        Its: CEO


                                        BUYER: Marriott Ownership Resorts, Inc.


                                        By: /s/ David E. Holton
                                            ------------------------------------
                                            David E. Holton
                                        Its: Vice President

                           Acceptance by Escrow Agent

               The undersigned Escrow Agent agrees to act as Escrow Agent in conformance with all of the terms and provisions hereof.

                                        Fidelity National Title Insurance
                                        Company


                                        By /s/ Rebecca Groetsch
                                           -------------------------------------
                                        Title Commercial Closer
                                        Date 5/8/06

                                LIST OF EXHIBITS
                                       TO
                            HOTEL PURCHASE AGREEMENT

Exhibit   Description
-------   -----------
A-1       Legal Description of Real Property
A-2       Legal Description of Hotel
A-3       Special Warranty Deed
B         General Conveyance, Bill of Sale and Assignment
C         Assignment and Assumption Agreement
D         Officer's Certificate - Seller
E         Officer's Certificate - Buyer

                              LIST OF SCHEDULES TO
                            HOTEL PURCHASE AGREEMENT

Schedule          Description
--------          -----------
Schedule 1.1(e)   Contracts
Schedule 1.1(f)   Permits
Schedule 1.1(k)   Tenant Leases
Schedule 1.1(l)   Personal Property Leases
Schedule 1.1(z)   Excluded Assets
Schedule 5.7      Litigation
Schedule 5.8      Compliance with Laws
Schedule 5.9      Labor Matters
Schedule 5.10     Contract Compliance
Schedule 5.11     Tenant Lease Compliance